UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2015

Zayo Group Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36690	26-1398293
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050,

Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Zayo Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050,

Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Amended Credit Agreement

On May 6, 2015, Zayo Group, LLC (the “Company”), a wholly owned subsidiary of Zayo Group Holdings, Inc. (“Holdings”), and Zayo Capital Inc. entered into an Amendment and Restatement Agreement (the “Restatement Agreement”) whereby that certain Credit Agreement dated as of July 2, 2012 and that certain Security Agreement dated July 2, 2012 (together, as amended prior to May 6, 2015, the “Existing Credit Agreement”) were amended and restated in their entirety (together and as amended, the “Amended and Restated Credit Agreement”) in the forms attached to the Restatement Agreement as Annex A and Annex C thereto.

Pursuant to the terms of the Amended and Restated Credit Agreement, the maturity date of all of the Company’s outstanding term loans under its term loan credit facility was extended to May 6, 2021. The interest rate margins applicable to such term loans was decreased by 25 basis points to LIBOR plus 2.75 percent with a minimum LIBOR of 1.0 percent. In addition, the Amended and Restated Credit Agreement modified certain terms and provisions of the Existing Credit Agreement, including removing the Fixed Charge Coverage Ratio covenant and replacing such covenant with a springing Senior Secured Leverage Ratio maintenance requirement applicable only to the revolving facility, increasing certain lien and debt baskets and removing certain covenants related to collateral.

Other than as described above, the terms of the Amended and Restated Credit Agreement are not materially different from those in the Existing Credit Agreement.

The foregoing description of the Restatement Agreement and the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full and complete terms contained in the Restatement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

On May 6, 2015, the Company and Zayo Capital, Inc., a direct wholly-owned subsidiary of the Company (“Zayo Capital” and together with the Company, the “Issuers”), closed a private offering (the “Notes Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), of $350,000,000 aggregate principal amount of 6.375% senior notes due 2025 (the “Notes”). The net proceeds from the Notes Offering will be used to repay approximately $344.5 million of the Company’s borrowings under its term loan facility. Any excess net proceeds will be used for general corporate purposes, which may include repayment of other indebtedness, acquisitions, working capital and capital expenditures.

The Issuers issued the Notes under an indenture dated May 6, 2015 (the “Indenture”) among the Issuers, the guarantors party thereto, and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes will bear interest at the rate of 6.375% per year. Interest on the Notes is payable on May 15 and November 15 of each year, beginning on November 15, 2015. The Notes will mature on May 15, 2025. Before May 15, 2020, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. At any time on or after May 15, 2020, the Issuers may redeem the Notes, in whole or in part, at the applicable redemption prices set forth in the Indenture, plus accrued interest. In addition, before May 15, 2018, the Issuers may redeem up to 40% of the Notes at a redemption price equal to 106.375% of their principal amount, plus accrued interest, using the proceeds of certain equity offerings.

The Indenture contains covenants that, among other things, restrict the ability of the Issuers and their restricted subsidiaries to incur additional indebtedness and issue preferred stock; pay dividends or make other distributions with respect to any equity interests, make certain investments or other restricted payments, create liens, sell assets, incur restrictions on the ability of the Issuers’ restricted subsidiaries to pay dividends or make other payments to the Issuers, consolidate or merge with or into other companies or transfer all or substantially all of their assets, engage in transactions with affiliates, and enter into sale and leaseback transactions. The terms of the Indentures include customary events of default.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of the Company’s current and future domestic restricted subsidiaries and any other restricted subsidiaries of the Company that guarantee any indebtedness of the Issuers or any guarantor (the “Guarantors”). The Notes and the guarantees thereof (the “Guarantees”) will be the general unsecured obligations of the Issuers and the Guarantors and will rank equally in right of payment with all existing and future senior unsecured indebtedness of the Issuers and the Guarantors, rank senior in right of payment to all future indebtedness of the Issuers and the Guarantors that is by its terms expressly subordinated in right of payment to the Notes or the applicable Guarantee (if any), be effectively subordinated to the Issuers’ and the Guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness, and be structurally subordinated in right of payment to all future indebtedness and other liabilities of future subsidiaries of the Issuers and the Guarantors that do not guarantee the Notes, which will consist only of unrestricted subsidiaries and foreign subsidiaries that do not guarantee any of the Company’s other indebtedness.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On May 6, 2015, the Issuers, the Guarantors and Morgan Stanley & Co. LLC, as representative of the initial purchasers of the Notes, entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors agreed to file with the Securities and Exchange Commission a registration statement on the appropriate form under the Securities Act with respect to an offer to exchange the Notes (the “Exchange Offer Registration Statement”). Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and the Guarantors will offer to the beneficial owners of Notes who are able to make certain representations the opportunity to exchange their Notes for notes registered under the Securities Act (the “Exchange Notes”) that are substantially identical to the terms of the Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Notes will not apply to the Exchange Notes (the “Exchange Offer”). The Issuers and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes under certain circumstances. If the Issuers do not consummate the exchange offer by May 6, 2016 or certain other conditions occur, the Registration Rights Agreement provides that additional interest will be payable on the Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On May 1, 2105, the Company issued press releases announcing the commencement of and the pricing of the Notes Offering. Copies of these press releases are filed as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

On May 6, 2015 the Company issued a press release announcing the completion of the Notes Offering. A copy of this press release is filed as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 6, 2015, among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company N.A., as trustee.

10.1	Amendment and Restatement Agreement, dated as of May 6, 2015, by and among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent for the term loan facility, and SunTrust Bank, as administrative agent for the revolving loan facility.

10.2	Registration Rights Agreement, dated as of May 6, 2015, among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, and Morgan Stanley & Co. LLC, as representative of the several initial purchasers.

99.1	Press Release dated May 1, 2015.

99.2	Press Release dated May 1, 2015.

99.3	Press Release dated May 6, 2015.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the registrants believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the registrants’ performance is contained in their respective filings with the Securities and Exchange Commission. The registrants undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Investors should take into consideration those risks and uncertainties discussed in Holdings’ final prospectus filed with the SEC on March 13, 2015, the Company’s Annual Report on Form 10-K for the year ended June 30, 2014, and each registrant’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014 and December 31, 2014, including but not limited to those under the heading “Risk Factors” to the extent each heading is included therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group Holdings, Inc.

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED: May 7, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED: May 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 6, 2015, among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company N.A., as trustee.

10.1	Amendment and Restatement Agreement, dated as of May 6, 2015, by and among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent for the term loan facility, and SunTrust Bank, as administrative agent for the revolving loan facility.

10.2	Registration Rights Agreement, dated as of May 6, 2015, among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, and Morgan Stanley & Co. LLC, as representative of the several initial purchasers.

99.1	Press Release dated May 1, 2015.

99.2	Press Release dated May 1, 2015.

99.3	Press Release dated May 6, 2015.